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Exhibit 10.34

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
Dated as of February    , 2004

        AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this "Amendment") among KINETIC CONCEPTS, INC., a Texas corporation (the "Company"), the Lenders (as defined below) signatories hereto, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "Administrative Agent") for the Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as issuing bank (the "Issuing Bank").

W I T N E S S E T H:

        WHEREAS, the Company, the banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), and the Administrative Agent have entered into that certain Credit Agreement, dated as of August 11, 2003 (as amended by Amendment No. 1 to the Credit Agreement, dated as of December 5, 2003, and as otherwise amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement);

        WHEREAS, the Company is contemporaneously (i) pursuing an initial public offering of shares of its common stock, a portion of the proceeds of which, together with cash on hand, will be used to substantially reduce its debt, (ii) adopting a new employee stock option plan and an employee stock purchase plan, and (iii) contemplating management bonuses to certain of its officers and employees and related payments of payroll taxes in an aggregate amount of approximately $19 million;

        WHEREAS, the Company desires to amend the Credit Agreement to provide, in part, for (i) the refinancing of outstanding Tranche B Term Loans under the Credit Agreement with a new class of Tranche B1 Term Loans under the Credit Agreement (the "Tranche B1 Term Loans") having identical terms with and having the same rights and obligations under the Loan Documents as the Tranche B Term Loans, as set forth in the Loan Documents, except as such terms are amended hereby, (ii) the new stock option and purchase plans for the employees and (iii) certain other matters described below;

        WHEREAS, each Tranche B Lender who executes and delivers this Amendment shall be deemed, upon the effectiveness of this Amendment, to have exchanged its Tranche B Commitment and Tranche B Term Loans (which Tranche B Commitment and Tranche B Term Loans shall thereafter be deemed terminated and refinanced in full) for a Tranche B1 Commitment (a "Tranche B1 Commitment") and Tranche B1 Term Loans in the same aggregate principal amount as such Lender's outstanding Tranche B Term Loans as set forth in the Register maintained by the Administrative Agent pursuant to the terms of the Credit Agreement, and such Lender shall thereafter become a Tranche B1 Lender (as defined herein);

        WHEREAS, each Person who executes and delivers this Amendment as an Additional Tranche B1 Lender (each, an "Additional Tranche B1 Lender"), will make Tranche B1 Term Loans on the Amendment No. 2 Effective Date (as defined herein) (each, an "Additional Tranche B1 Term Loan") to the Company in an aggregate principal amount equal to the amount set forth opposite its name on Schedule 1.1(a) to the Credit Agreement, as amended as of the Amendment No. 2 Effective Date (as defined herein), the proceeds of which will be used by the Company to refinance in full the outstanding principal amount of Tranche B Term Loans of Tranche B Lenders, if any, who do not execute and deliver this Amendment, it being understood that an Additional Tranche B1 Lender may be a Tranche B Lender prior to the Amendment No. 2 Effective Date;

        WHEREAS, the Company shall pay to each Tranche B Lender all accrued and unpaid interest on its Tranche B Term Loan to the Amendment No. 2 Effective Date on such Amendment No. 2 Effective Date; and

        WHEREAS, the Company has requested that the Lenders amend the Credit Agreement (i) to effect the changes described above and (ii) to make other amendments as described below; and the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.    Amendments to Credit Agreement in Relation to Tranche B1 Term Loans.    Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows:

           (a)  Section 1.1 of the Credit Agreement is hereby amended as follows:

            (i)  By amending and restating clause (b) of the definition of "Applicable Margin" in its entirety to read as follows:

    "(b) in the case of the Tranche B1 Term Loans, (x) at any time that the Leverage Ratio is greater than 2.25 to 1.00, (i) 1.25% if such Loans are Base Rate Loans and (ii) 2.25% if such Loans are Eurodollar Loans, (y) at any time that the Leverage Ratio is less than or equal to 2.25 to 1.00 and the criteria set forth in clause (z) are not met, (i) 1.00% if such Loans are Base Rate Loans and (ii) 2.00% if such Loans are Eurodollar Loans and (z) at any time that the Leverage Ratio is less than or equal to 1.75 to 1.00 and the Loans hereunder are rated at least Ba2 by Moody's and BB+ by S&P, (i) 0.75% if such Loans are Base Rate Loans and (ii) 1.75% if such Loans are Eurodollar Loans."

           (ii)  By deleting the definition of "Commitments" in its entirety and inserting the following definition in its place:

    ""Commitments": the collective reference to the Revolving Credit Commitments and the Tranche B1 Term Loan Commitments; individually, a "Commitment"."

          (iii)  By deleting the definition of "Required Tranche B Lenders" in its entirety and inserting the following definition in its place:

    ""Required Tranche B1 Lenders": at any time, Tranche B1 Lenders the Tranche B1 Commitment Percentages of which aggregate more than 50%."

          (iv)  By deleting the definition of "Tranche B Commitment" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Commitment": as to any Lender, the obligation of such Lender to make a Tranche B1 Term Loan to the Company pursuant to subsection 3.1 in an aggregate amount equal to the amount set forth under such Lender's name in Schedule 1.1(a) opposite the heading Tranche B1 Commitment; collectively, as to all such Lenders, the "Tranche B1 Commitments". The Tranche B1 Commitments shall be $477.6 million, and shall be fully drawn on the Amendment No. 2 Effective Date."

           (v)  By deleting the definition of "Tranche B Commitment Percentage" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Commitment Percentage": as to any Tranche B1 Lender, the percentage which the outstanding principal amount of such Tranche B1 Lender's Tranche B1 Term Loan then constitutes of the aggregate principal amount of Tranche B1 Term Loans of all the Tranche B1 Lenders then outstanding."

          (vi)  By deleting the definition of "Tranche B Final Maturity Date" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Final Maturity Date": the seventh anniversary of the Closing Date."

         (vii)  By deleting the definition of "Tranche B Lender" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Lender": collectively, (a) each Tranche B Lender that executes and delivers Amendment No. 2 to the Credit Agreement on or prior to the Amendment No. 2 Effective Date and (b) each Additional Tranche B1 Lender."

        (viii)  By deleting the definition of "Tranche B Term Loan" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Term Loan": any Tranche B1 Term Loan made on the Amendment No. 2 Effective Date pursuant to subsection 3.1."

          (ix)  By deleting the definition of "Tranche B Term Note" in its entirety and inserting the following definition in its place:

    ""Tranche B1 Term Note": as defined in subsection 4.1(d)."

           (x)  By inserting the following new definitions therein in the appropriate alphabetical order:

    ""Additional Tranche B1 Commitment:" as to an Additional Tranche B1 Lender, the obligation of such Additional Tranche B1 Lender to make an Additional Tranche B1 Term Loan to the Company pursuant to subsection 3.1 on the Amendment No. 2 Effective Date, in an aggregate amount equal to the amount set forth under such Additional Tranche B1 Lender's name in Schedule 1.1(a) opposite the heading Additional Tranche B1 Commitment. The aggregate amount of the Additional Tranche B1 Commitments shall equal the outstanding principal amount of Tranche B Term Loans of Tranche B Lenders that do not execute and deliver Amendment No. 2 to the Credit Agreement on or prior to the Amendment No. 2 Effective Date.

    "Additional Tranche B1 Lender": any Lender that holds an outstanding Additional Tranche B1 Commitment to make Additional Tranche B1 Term Loans to the Company on the Amendment No. 2 Effective Date, it being understood that an Additional Tranche B1 Lender may be a Tranche B Lender.

    "Additional Tranche B1 Term Loan": any term loans made on the Amendment No. 2 Effective Date pursuant to subsection 3.1(d).

    "Amendment No. 2": Amendment No. 2 to the Credit Agreement, dated as of February    , 2004 among the Company, the Lenders party thereto and the Administrative Agent.

    "Amendment No. 2 Effective Date": as defined in Amendment No. 2.

    "Tranche B Term Loan": as specified in Section 1.1 of this Agreement, as in effect prior to the Amendment No. 2 Effective Date.

    "Tranche B Lender": as specified in Section 1.1 of this Agreement, as in effect prior to the Amendment No. 2 Effective Date."

           (b)  Section 3.1 of the Credit Agreement is hereby amended by adding the following new subsections (c) through (e) immediately after Section 3.1(b):

    "(c) Subject to the terms and conditions hereof, each Tranche B Lender with a Tranche B1 Commitment severally agrees to exchange its Tranche B Term Loan for a like principal amount of Tranche B1 Term Loans on the Amendment No. 2 Effective Date, and from and after the Amendment No. 2 Effective date such Tranche B Term Loan shall be deemed refinanced in full and such Tranche B1 Term Loans shall be deemed made hereunder. Amounts borrowed as Tranche B1 Term Loans (whether pursuant to this subsection or subsection (d) below) which are repaid or prepaid by the Company may not be reborrowed. The Tranche B1 Commitments shall expire concurrently with the making of the Tranche B1 Term Loans (whether pursuant to this subsection or subsection (d) below) on the Amendment No. 2 Effective Date.

    (d) Subject to the terms and conditions hereof, each Additional Tranche B1 Lender severally agrees to make Additional Tranche B1 Term Loans to the Company on the Amendment No. 2 Effective Date in a principal amount not to exceed its Additional Tranche B1 Commitment on the Amendment No. 2 Effective Date. The Company shall refinance all Tranche B Term Loans of Tranche B Lenders that do not execute and deliver Amendment No. 2 on the Amendment No. 2 Effective Date with the gross proceeds of the Additional Tranche B1 Term Loans.

    (e) On the Amendment No. 2 Effective Date, the Company shall pay all accrued and unpaid interest on the Tranche B Term Loans to the Tranche B Lenders; provided, however, it is understood that the existing Interest Periods of the Tranche B Term Loans prior to the Amendment No. 2 Effective Date shall continue with respect to all Tranche B1 Term Loans on and after the Amendment No. 2 Effective Date and shall accrue interest at the Applicable Margin in effect on and after the Amendment No. 2 Effective Date."

           (c)  Section 3.2 of the Credit Agreement is hereby amended by replacing the words "the Closing Date" in the fourth, sixth, seventh and eleventh lines thereof with the words "the Amendment No. 2 Effective Date".

           (d)  Section 3.3 of the Credit Agreement is hereby amended in full to read as follows:

    "3.3 Repayment of Tranche B1 Term Loans: The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B1 Lenders the remaining outstanding principal amount of the Tranche B1 Term Loans in 26 consecutive quarterly installments payable at the end of March, June, September and December of each year (or such earlier date on which Tranche B1 Term Loans become due and payable pursuant to Section 9). Each of the first 25 installments shall be equal to $1,200,000; provided, that the final installment shall be repaid on the Tranche B1 Final Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche B1 Term Loans outstanding on such date).

    The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche B1 Term Loans from time to time outstanding from the Amendment No. 2 Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 4.6 and 4.9."

           (e)  Section 5.17 of the Credit Agreement is hereby amended in full to read as follows:

    "5.17 Purpose of Tranche B1 Term Loans and Revolving Loans. The proceeds of the Tranche B1 Term Loans shall be used by the Company solely to prepay the Tranche B Term Loans outstanding on the Amendment No. 2 Effective Date. The proceeds of the Revolving Loans shall be used by the Company to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries (including the financing of Permitted Acquisitions)."

            (f)  Exhibit C-2 to the Credit Agreement is hereby amended and restated in its entirety and replaced by Exhibit B attached hereto.

           (g)  Upon the Amendment No. 2 Effective Date, the Tranche B1 Term Loans shall have the same terms, rights and obligations as the Tranche B Term Loans as set forth in the Loan Documents, except as modified by Section 1 of this Amendment, and all references to "Required Tranche B Lenders", "Tranche B Commitment", "Tranche B Commitment Percentage", "Tranche B Final Maturity Date", "Tranche B Lender", "Tranche B Term Loan" and "Tranche B Term Note" in the Loan Documents (other than those in the definition of Tranche B1 Lender in Section 1.1, Section 3.1(c), (d) and (e), and Section 5.17) shall be deemed to be references to "Required Tranche B1 Lenders", "Tranche B1 Commitment", "Tranche B1 Commitment Percentage", "Tranche B1 Final Maturity Date", "Tranche B1 Lender", "Tranche B1 Term Loan" and "Tranche B1 Term Note", respectively.

        SECTION 2.    Other Amendments.    The Credit Agreement is hereby further amended as follows:

           (a)  Section 1.1 of the Credit Agreement is hereby further amended as follows:

            (i)  The definition of "Available Proceeds" therein is amended by (A) deleting the word "and" at the end of clause (i) and substituting therefor a comma, and (B) inserting immediately prior to the first reference to the word "less" therein the following:

    ", (iii) the Net Cash Proceeds received by the Company pursuant to the IPO and (iv) the tax benefits received by the Company in respect of management bonuses paid in connection with the IPO and the exercise or repurchase of employee stock options issued pursuant to the Management Equity Plan, but in each case only as and when received (so long as the Company delivers a certificate to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, as to the calculation of such tax benefits)"

           (ii)  The second proviso of the definition of "Capital Expenditures" therein is amended and restated in its entirety to read as follows:

    "provided, further, that the foregoing shall exclude (i) any expenditures for raw materials and work-in-process, (ii) any expenditures made with the Net Cash Proceeds of an asset sale or other disposition or a Casualty Event that are reinvested as permitted by subsection 4.3(d), (iii) any expenditures made with the Net Cash Proceeds of capital contributions from, or the issuance of Capital Stock to, any Person, (iv) any expenditures to the extent made using Capital Stock (consisting solely of common stock) of the Company and (iv) any expenditures for Permitted Acquisitions."

          (iii)  The definition of "Cash Interest Expense" therein is amended by (A) deleting the word "and" at the end of clause (b) and substituting therefor a comma and (B) adding at the end of clause (c) thereof the following:

    "or in respect of the purchase or redemption of Senior Subordinated Notes in compliance with the provisions of Section 8.10 hereof and (d) non-cash expenses deducted as a result of prepayment of Indebtedness."

          (iv)  The definition of "EBITDA" therein is amended by (A) deleting the word "and" at the end of clause (viii) and substituting therefor a comma and (B) inserting immediately prior to the words "and minus" in the eighteenth line thereof the following:

    "(x) premiums paid during such period in respect of the purchase or redemption of Senior Subordinated Notes so long as such purchase is in compliance with Section 8.10 hereof, (xi) bonuses paid during such period to management in connection with the IPO and related payroll taxes in an aggregate amount not to exceed $19 million, and (xii) fees and expenses incurred in connection with the IPO in an aggregate amount not to exceed $15 million,"

           (v)  The definition of "Excess Cash Flow" therein is amended by inserting at the end of clause (b), immediately after the word "year" the following:

    "plus (xvi) any premiums paid during such fiscal year in respect of the purchase or redemption of Senior Subordinated Notes so long as such purchase is in compliance with Section 8.10 hereof, plus (xvii) any bonuses paid during such fiscal year to management in connection with the IPO and any payroll taxes related thereto in an aggregate amount not to exceed $19 million, plus (xviii) to the extent deducted in determining Consolidated Net Income for such fiscal year, fees and expenses incurred in connection with the IPO in an aggregate amount not to exceed $15 million"

          (vi)  The definition of "L/C Sublimit" therein is amended by deleting the amount "$30,000,000" in clause (a) thereof and substituting therefor the amount "$40,000,000".

         (vii)  Clause (b) of the definition of "Net Cash Proceeds" therein is amended by (A) deleting the word "and" in the parenthetical in line 4 thereof and substituting therefor a comma, and (B) adding in the parenthetical immediately after the word "received" in line 8 thereof the following:

    ", and the tax benefits received by the Company in respect of the issuance of Capital Stock to employees, but only as and when received (so long as the Company delivers a certificate to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, as to the calculation of such tax benefits)"

        (viii)  Clause (b) of the definition of "Permitted Acquisition" therein is amended in its entirety to read as follows:

    "(b) such Acquisition is (i) approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, or (ii) pursuant to a bankruptcy proceeding,"

          (ix)  Clause (d) of the definition of "Permitted Acquisition" therein is amended by deleting in its entirety the proviso starting in line 6 thereof and substituting therefor the following:

    "(provided that, (x) if the Company or any of its Subsidiaries receives Net Cash Proceeds of capital contributions by, or from the issuance of any Capital Stock to, any Person after the Closing Date, such aggregate limitations in this clause (d) shall be increased by the aggregate amount of such Net Cash Proceeds, and (y) if such purchase price consists in whole or in part of common stock of the Company, such aggregate limitations in this clause (d) shall not apply to such Acquisition to the extent that such purchase price is satisfied with stock)"

           (x)  By inserting the following new definition therein in the appropriate alphabetical order:

    ""IPO": the initial public offering by the Company of its common stock pursuant to that certain Registration Statement on Form S-1 (No. 333-111677) filed with the U.S. Securities and Exchange Commission on December 31, 2003, as amended as of and after the date hereof, the related final prospectus to be filed pursuant to Section 424(b) under the Securities Act of 1933, as amended, and pursuant to any 462(b) registration statement filed in connection with such Form S-1."

           (b)  Section 4.3(b) of the Credit Agreement is hereby amended by deleting the ratio "2.25 to 1.00" contained in clause (B) of the proviso, and substituting therefor the ratio "2.50 to 1.00".

           (c)  Section 4.3(c) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

    "(c) (i) On the day upon which the Company or any of its Subsidiaries receives Net Cash Proceeds from the issuance of any Indebtedness (other than any Indebtedness permitted under subsection 8.2 (but including Indebtedness permitted under subsection 8.2(k))), the Loans shall be repaid and/or the Commitments shall be reduced in an amount equal to 50% (or 100% in the case of Indebtedness issued under the proviso to subsection 8.2(k)) of the Net Cash Proceeds of such issuance in accordance with paragraph (e) of this subsection.

    (ii) On the 60th day following the Amendment No. 2 Effective Date, the Loans shall be repaid and/or the Commitments shall be reduced in an amount equal to the excess, if any, of (x) the Net Cash Proceeds of the IPO (excluding bonuses paid to management in connection with the IPO (together with payroll taxes in respect thereof) in an aggregate amount not to exceed $19 million) over (y) the aggregate amount of such Net Cash Proceeds applied to redeem or purchase the Senior Subordinated Notes prior to such date."

           (d)  Section 5.21 of the Credit Agreement is hereby amended by (A) deleting the term "(i)" in line 8 thereof and (B) deleting the phrase "by operation of law and (ii) Liens described in Schedule 8.3(f)".

           (e)  Section 8.6 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (g) thereof, (ii) deleting the period at the end of subsection (h) thereof and substituting therefor the word "; and", and (iii) adding a new subsection (i) immediately after subsection (h):

    "(i) the transfer of assets between or to Loan Parties, and among Foreign Subsidiaries."

            (f)  Section 8.7 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (c) thereof, (ii) deleting the period at the end of clause (d) thereof and substituting therefor a semicolon, and (iii) adding at the end thereof new subsections (e) and (f) to read as follows:

    "(e) effect open-market purchases or acquisitions of any Capital Stock of the Company, provided that the aggregate amount paid in any fiscal year for all such Capital Stock repurchased or acquired pursuant to this subsection 8.7(e) shall not exceed $25,000,000; and

    (f) subject to the limitation on purchases of Capital Stock set forth in Section 8.7(a)(C), pay cash dividends on, or purchase, the Capital Stock of the Company in an aggregate amount not to exceed $20,000,000 in any fiscal year so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio of the Company, on a pro forma basis after giving effect to the payment of such dividends or such purchase of Capital Stock is less than or equal to 2.50:1; provided, however, that if the Leverage Ratio of the Company, on a pro forma basis after giving effect to the payment of such dividends or such purchase is less than or equal to 2.25:1 and no Default or Event of Default has occurred and is continuing or would result therefrom, there shall be no aggregate limit on such cash dividends or purchases."

           (g)  Section 8.9(j) of the Credit Agreement is hereby amended by deleting the amount "$40,000,000" and substituting therefor the amount "$60,000,000".

           (h)  Section 8.10(a) of the Credit Agreement is hereby amended by restating the proviso therein in its entirety with the following:

    "provided, that the Company may make any optional payment or prepayment on, or redeem, purchase, defease or otherwise acquire any Senior Subordinated Notes or other Subordinated

    Debt (i) with the Available Proceeds at the time of such payment, prepayment, redemption, purchase, defeasance or acquisition or (ii) so long as (x) the Leverage Ratio, on a pro forma basis giving effect to such payment, prepayment, redemption, purchase, defeasance or other acquisition, is less than 2.50:1 and (y) no Event of Default has occurred and is continuing or would result therefrom."

            (i)  Section 8.11 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of subsection (i) thereof and substituting therefor a comma, and (ii) adding immediately after the phrase "expenses to directors" in line 3 thereof, the following:

    "and customary indemnification and reimbursement of expenses to officers, (iii) the payment of management bonuses in connection with the IPO in an aggregate amount (together with payroll taxes in respect thereof) not to exceed $19,000,000, and (iv) the issuance of stock and stock options pursuant to the Company's stock option plans and stock purchase plans".

            (j)  Section 9(l) of the Credit Agreement is hereby amended by (A) deleting the percentage amount "35%" in clause (i) thereof and substituting therefor the percentage amount "20%" and (B) deleting clause (ii) in its entirety and substituting therefor the following:

    "(ii) any Person or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Sponsors) shall, at any time, have a greater percentage of the beneficial ownership of the outstanding Capital Stock of the Company (having ordinary voting power in the election of the directors of the Company, measured by voting power rather than number of shares) than the percentage of such beneficial ownership of the outstanding Capital Stock of the Company held by the Sponsors at such time,"

           (k)  Section 11.15 of the Credit Agreement is hereby amended by (i) inserting after the phrases "other Lender" in line 4 thereof and "professional advisors" in line 6 thereof, the phrase ", provided however, that such persons will only use such information for purposes related to the transactions contemplated by this Agreement and the other Loan Documents", and (ii) deleting the second paragraph thereto.

            (l)  Schedules 5.2, 5.10, 5.18, 8.6(f) and 8.9(k) to the Credit Agreement are hereby amended and restated in their entirety and replaced as set forth on Schedule 1 hereto.

          (m)  Upon and after the effectiveness of this Amendment, Schedule 1.1(a) to the Credit Agreement shall be amended to reflect the allocations of the Lenders as of the Amendment No. 2 Effective Date (as defined below).

        SECTION 3.    Conditions to Effectiveness.    This Amendment and the amendments contained herein shall become effective on the date (the "Amendment No. 2 Effective Date") when each of the conditions set forth in this Section 3 to this Amendment shall have been fulfilled to the satisfaction of the Administrative Agent.

            (i)  Execution of Counterparts.    The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (a) the Company, (b) the Administrative Agent, (c) the Required Lenders, (d) the Issuing Bank and (e) each Tranche B Lender, or in lieu of one or more Tranche B Lenders, one or more Additional Tranche B1 Lenders providing Additional Tranche B1 Term Loans in an amount sufficient to refinance all of the principal of the Tranche B Term Loans owed to such non-consenting Tranche B Lenders or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.

           (ii)  Consummation of Initial Public Offering.    The Company shall have consummated the IPO and shall have applied (or have made irrevocable arrangements for such application) the Net Cash Proceeds of the IPO in an aggregate amount of at least $70 million (excluding bonuses paid to management in connection with the IPO (and together with payroll taxes in respect thereof) in an aggregate amount not to exceed $19 million), either (x) to purchase and redeem the Senior Subordinated Notes in accordance with Section 3.03 of the Senior Subordinated Note Indenture, and otherwise in a manner reasonably satisfactory to the Administrative Agent or (y) to prepay permanently the Loans in accordance with the terms of the Credit Agreement.

          (iii)  Notice of Borrowing.    The Company shall have provided the Administrative Agent with a Notice of Borrowing in accordance with the requirements of Section 3.2 of the Credit Agreement prior to the Amendment No. 2 Effective Date with respect to the borrowing of the Tranche B1 Term Loans on the Amendment No. 2 Effective Date except that the three Business Day notice requirement is hereby waived.

          (iv)  Notice required for Optional Prepayment.    The Company shall have provided the Administrative Agent with a written notice specifying the date and amount of its prepayment of the Tranche B Term Loans in accordance with the requirements of Section 4.2 of the Credit Agreement no later than the Amendment No. 2 Effective Date and the three Business Day and one Business Day notice requirements are hereby waived.

           (v)  Payment of Fees and Expenses.    The Company shall have paid all accrued and unpaid costs and expenses (including the fees and expenses of Shearman & Sterling LLP and any other costs and expenses under Section 11.5) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement.

          (vi)  Evidence of Debt.    Each Tranche B1 Lender shall have received, if requested, one or more Notes payable to the order of such Lender duly executed by the Company in substantially the form of Exhibit C-2 to the Credit Agreement, as modified by this Amendment, evidencing the Tranche B1 Term Loans.

         (vii)  Interest, Etc.    Simultaneously with the making of the Tranche B1 Term Loans, the Company shall have paid to all the Tranche B Lenders all accrued and unpaid interest on the Tranche B Term Loans to the Amendment No. 2 Effective Date plus any other amounts pursuant to Section 4.13(c) of the Credit Agreement.

        (viii)  Execution of Consent.    The Administrative Agent shall have received counterparts of a Consent substantially in the form of Exhibit A to this Amendment, duly executed by each of the entities listed therein.

          (ix)  Resolutions.    The Administrative Agent shall have received certified copies of (A) the resolutions of the Board of Directors of the Company evidencing approval for this Amendment and all matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents if any, with respect to this Amendment and the matters contemplated hereby.

           (x)  Certificates.    The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying (A) the names and true signatures of the officers of the Company authorized to sign this Amendment and the other documents to be delivered hereunder, (B) that no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party to any agreements and instruments is required for the due execution, delivery or performance by the Company of this Amendment, (C) the representations and warranties contained in Section 5 of this Amendment are true and correct in all material respects and (D) no event has occurred and is continuing that constitutes a Default.

          (xi)  Legal Details, Etc.    All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to the Administrative Agent and Shearman &

  Sterling LLP as counsel, including, without limitation, reasonably satisfactory legal opinions. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Administrative Agent or its counsel may reasonably request, including copies of all stock option plans, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

         (xii)  No Default.    No Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment.

        SECTION 4.    Confirmation of Representations and Warranties.    The Borrower hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

        SECTION 5.    Reference to and Effect on the Loan Documents.    (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

           (b)  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

           (c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        SECTION 6.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 7.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

        SECTION 8.    Entire Agreement; Modification.    This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[Signatures follow.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers as of the day and year first above written.

Company:
KINETIC CONCEPTS, INC.
By:
Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Joint Lead Arranger, Joint Book Manager and Lender
By:
Name: Title:

WELLS FARGO BANK, N.A., as Issuing Bank
By:
Name: Title:

Lenders:
[Print Name of Financial Institution]
By:
Name: Title:

SCHEDULE 1 TO AMENDMENT NO. 2 TO CREDIT AGREEMENT

EXHIBIT A TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
CONSENT

        Reference is made to the Credit Agreement, dated as of August 11, 2003, as amended to date and as further amended by Amendment No. 2 to the Credit Agreement, dated as of February [    ], 2004, among the Company, the Lenders party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent (such Credit Agreement, as so amended, the "Credit Agreement").

        Each of the undersigned confirms and agrees that (a) notwithstanding the effectiveness of the foregoing Amendment No. 2 to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Amendment No. 2 to the Credit Agreement, and (b) the Security Documents to which such Person is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Borrower Obligations and the Guarantor Obligations, respectively (in each case, as defined therein).

KINETIC CONCEPTS, INC.
By:
Name: Title:
KCI USA, INC. KCI HOLDING COMPANY, INC. KCI LICENSING, INC. KCI INTERNATIONAL, INC. KCI REAL HOLDINGS, L.L.C. KCI USA REAL HOLDINGS, L.L.C.
By:
Name: Title:
MEDCLAIM, INC.
By:
Name: Title:

KCI PROPERTIES LIMITED KCI REAL PROPERTY LIMITED
By:	KCI USA Real Holdings, L.L.C., its General Partner
By:
Name: Title:

EXHIBIT B TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

[See Separate Document]

EXHIBIT C-2 TO CREDIT AGREEMENT
FORM OF TRANCHE B1 TERM NOTE

FORM OF TRANCHE B1 TERM NOTE
TRANCHE B1 TERM NOTE

$	New York, New York , 2004

        FOR VALUE RECEIVED, the undersigned, KINETIC CONCEPTS, INC., a Texas corporation (the "Company"), hereby unconditionally promises to pay to the order of                        (the "Lender"), at the office of Morgan Stanley Senior Funding, Inc. located at 750 Seventh Avenue, 11th Floor, New York, New York 10020 (or such other address as shall be specified from time to time by the Administrative Agent), in lawful money of the United States of America and in immediately available funds, the principal amount of                        DOLLARS ($            ), or, if less, the unpaid principal amount of the Tranche B1 Term Loan of the Lender outstanding pursuant to subsection 3.1 of the Credit Agreement (as hereinafter defined). The principal amount of this Note shall be payable in the amounts and on the dates specified in subsection 3.3 of the Credit Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 4.6 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche B1 Term Loan of the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Company in respect of any Tranche B1 Term Loan.

        This Note (a) is one of the Tranche B1 Term Notes referred to in the Credit Agreement, dated as of August 11, 2003 (as amended by Amendment No. 1 thereto dated as of December 5, 2003, Amendment No. 2 thereto dated as of February    , 2004, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Lender, the several other banks and financial institutions from time to time parties thereto (together with the Lender, the "Lenders"), Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Credit Suisse First Boston, as Syndication Agent, Wells Fargo Bank, National Association, as Issuing Bank and JPMorgan Chase Bank, Wells Fargo Bank, National Association and The Bank of Nova Scotia, as Documentation Agents, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and guarantees were granted and the rights of the holder of this Note in respect thereof.

        Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        Except as otherwise provided in the Credit Agreement, all parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

KINETIC CONCEPTS, INC.
By:
Name: Title:

Schedule A
to Tranche B1 Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B
to Tranche B1 Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

QuickLinks

  Exhibit 10.34
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT Dated as of February , 2004
W I T N E S S E T H
SCHEDULE 1 TO AMENDMENT NO. 2 TO CREDIT AGREEMENT
EXHIBIT A TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT CONSENT
EXHIBIT B TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT